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                                                                  [EXHIBIT 10.1]

                              ASSET ACQUISITION AND
                             FACILITY USE AGREEMENT

     THIS ASSET ACQUISITION AND FACILITY USE AGREEMENT (the "Agreement") is made the 13th day of April, 2000.

B E T W E E N:

          SCHMALBACH-LUBECA PLASTIC CONTAINERS USA, INC., a Delaware corporation, having its principal place of business at 10521 Highway M-52, Manchester, Michigan 48158 ("S-L")

          - and -

          BCB USA CORP., a Georgia corporation, having its principal place of business at 5405 Cypress Center Drive, Suite 100, Tampa, Florida, 33609 ("BCB").

     WHEREAS, S-L, BCB and BCB's ultimate parent company, Cott Corporation ("CC", with BCB and CC hereinafter collectively referred to as "Cott") are parties to a certain Memorandum of Agreement dated February 17, 2000 ("Memorandum") and Supply Agreement of even date herewith ("Supply Agreement") relating to the sale by BCB to S-L of certain equipment, inventory and other assets relating to the production of polyethylene terephthalate ("P.E.T.") preforms and containers, and the supply by S-L to BCB and CC of such preforms and containers from and after the date on which such sale is completed; and

     WHEREAS, in order to give effect to the Memorandum, S-L desires to purchase such assets from BCB, utilize certain of BCB's existing facilities and hire certain of BCB's employees; and

     WHEREAS, attached to the Memorandum is Schedule "A" ("Memorandum Schedule A") which outlines the terms of such purchase and sale, facility use and employee hiring as more fully set forth herein; and

     WHEREAS, the parties desire to enter into this Agreement in order to more completely set forth the purchase and sale of the Purchased Assets (as hereinafter defined) and facility use arrangement outlined in Memorandum Schedule A.

     NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   MEMORANDUM SCHEDULE A.

     (a) Memorandum Schedule A is attached hereto and, for purposes of this Agreement, is referred to as "Schedule A". Schedule A is incorporated herein and made part hereof by the references to it hereinbelow. It is understood that Schedule A contains provisions related to the Supply Agreement as well as the asset acquisition, facility use and employee hiring relating to this Agreement. The provisions relating to the Supply Agreement are the subject of a separate agreement between the parties and are not incorporated into this Agreement by any of the references hereinbelow.



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     (b)  Provisions in Schedule A which relate to the subject matter of this
          Agreement but which are not otherwise referenced in the body of this Agreement are hereby incorporated by reference and are part of this Agreement.

     (c) In the event of a conflict between the terms and conditions of the body of this Agreement and Schedule A, the terms and conditions in the body of this Agreement shall govern.

2.   PURCHASE AND OPERATION OF INJECTION AND BLOW MOLDING ASSETS.

     (a)  S-L hereby purchases:

          (i) the injection molding assets at BCB's Leland, North Carolina facility and the blow molding assets at BCB's San Antonio, Texas, Tampa, Florida and Wilson, North Carolina facilities (all of such facilities being hereinafter collectively described as the "Facilities"), upon the terms and conditions set forth in Section
               2.0 of Schedule A;

          (ii) all additional assets set forth in Section 2.1.3.1 of Schedule A, it being acknowledged that BCB's inventories of raw and packaging materials described therein (collectively, the "Inventories") include, without limitation, raw and packaging materials located at outside warehouses or stored in trailers, as well as inventories in transit; and

         (iii) all preforms which have been produced by Cott as of the date hereof but which are to be blow molded into containers by S-L pursuant to the terms of the Supply Agreement,

          and all of such assets are herein collectively described as the "Purchased Assets").

          Exhibit C hereto ("New Exhibit C") supersedes and replaces Exhibit C to Schedule A.

     (b) In addition to the warranties of Cott set forth in Schedule A relating to the Purchased Assets, and except as otherwise confirmed to S-L in writing, Cott hereby warrants and represents that the assets appearing on New Exhibit C have not been moved or relocated from the facilities where they were located as of the date of the Memorandum.

     (c) With respect to Section 2.1.4 of Schedule A, in the event any of the equipment is not in good working condition as of the date hereof, and S-L discovers that fact, and notifies Cott in writing, within thirty
          (30) days following the date hereof of the condition of such equipment, then, at Cott's option, Cott shall either repair or replace such equipment in a timely manner, failing which such equipment shall be removed from New Exhibit C, in which case the net book value of the Purchased Assets shall be adjusted downward accordingly.



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     (d)  It is understood and agreed that the Purchased Assets include such trade secrets and other intangible intellectual property as are necessary to enable S-L to supply preforms and bottles pursuant to the Supply Agreement which are similar to those currently produced by BCB with the Purchased Assets at the weights at which they are currently being produced (but not any other intellectual property, including, without limitation, any patents or applications for lightweighting).

3.   TOTAL PURCHASE PRICE.

     (a) The total purchase price for all of the Purchased Assets, excluding the Inventories, is Fourteen Million Two Hundred and Ninety Thousand Seven Hundred and Twenty-Eight Dollars and Seventy-Six Cents ($14,290,728.76). Upon the closing of the transactions contemplated herein, S-L shall pay the purchase price for such Purchased Assets in full, by wire transfer of funds, in accordance with BCB's wiring instructions which have been previously provided to S-L.

     (b) The purchase price for the Inventories shall be established based on a count taken by the parties, using the valuations attached hereto as
          Schedule 3(b). Within seven days following the date hereof, S-L shall pay the purchase price for the Inventories in full, by wire transfer of funds, in accordance with BCB's wiring instructions which have been previously provided to S-L.

4.   HART-SCOTT-RODINO FILINGS.

     The parties acknowledge they have filed and supplied, or caused to be filed and supplied, all notifications and information required to be filed or supplied by any of them in connection with the transactions contemplated under the Memorandum, Schedule A and this Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and early termination of the thirty (30) day waiting period was granted by the Federal Trade Commission on March 3, 2000.

5.   ASSUMED LIABILITIES.

     With the exception of any liabilities expressly assumed by S-L in Schedule A or in any agreements or instruments delivered in connection with the Memorandum, Schedule A or this Agreement, S-L assumes no liabilities or other obligations of Cott. S-L acknowledges and confirms that it hereby assumes, and agrees to indemnify, defend and save harmless BCB from and against, all of the outstanding liabilities of BCB set out on Exhibits B (excluding any items already in the purchase price for the Inventories) and D (other than those expressed on Exhibit D to be retained by Cott) to the Memorandum which relate to the injection molding and blow molding operations conducted by BCB, including, without limitation, orders for raw and/or packaging materials in transit and not yet received at any of the Facilities.

6. DOCUMENTS TO BE DELIVERED CONTEMPORANEOUSLY WITH THE ENTERING INTO OF THIS AGREEMENT.

     (a) BCB shall execute and deliver to S-L a Bill of Sale in form and substance acceptable to S-L, acting reasonably, fully executed, conveying, selling, transferring and delivering to S-L all of the assets set forth on Exhibits B and C to Schedule A, free and clear of any liens or encumbrances.



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     (b)  BCB shall obtain releases of all liens on the assets and present those to S-L at or prior to the date hereof.

     (c) BCB shall provide S-L will all files, documents, records and drawings relating to the Purchased Assets which are in the possession of BCB, including the maintenance history of the assets and any operating manuals and instructions.

     (d) BCB and S-L shall execute the requisite documentation to effect the assignment of the Leland lease to S-L in accordance with the terms and conditions of Section 9.2 of Schedule A.

     (e) BCB and S-L shall execute the requisite documentation to effect the assignment of the Ball License Agreement in accordance with the terms and conditions of Section 2.1.6 of Schedule A.

     (f) Each of Cott and S-L shall deliver such other consents and approvals as are contemplated by Schedule A or as are otherwise necessary in order to enable S-L to carry out the intent of this Agreement and the Supply Agreement.

     (g) Cott shall deliver a certificate stating that BCB is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, such certificate being in the form set forth in the Treasury Regulations thereunder.

     (h) Cott shall deliver an acknowledgement in favour of S-L from BCB's direct and indirect parent corporations (i.e. Cott USA Corp. and Cott Holdings Inc.) that none of them shall permit the business of BCB to be sold unless the obligations of BCB under the Memorandum, this Agreement, the Supply Agreement and any other agreements contemplated hereby or by any of such other agreements are assigned to and assumed by the buyer.

     (i) S-L shall deliver an acknowledgement in favor of BCB and Cott from S-L's direct and indirect parent corporations that none of them shall permit the business of S-L to be sold unless the obligations of S-L under the Memorandum, this Agreement, the Supply Agreement and any other agreements contemplated hereby or by any of such other agreements are assigned to and assumed by the buyer.

     (j) S-L shall deliver a written commitment to Cott to share S-L initiated non-proprietary product improvements, such as improved barrier, design innovations, etc., as contemplated by Section 11.0 of Schedule A.

     (k) S-L shall deliver resale (tax exemption) certificates relating to the sale of inventories for Texas, North Carolina and Florida.

7.   FACILITY USE.

     (a) LELAND, NORTH CAROLINA - Use of the Leland facility will be in accordance with Section 9.0 of Schedule A, and the terms and conditions of the lease of the Leland facility.



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     (b)  SAN ANTONIO, TAMPA AND WILSON - Use of these facilities will be in accordance with Section 16.0 of Schedule A. In particular, BCB agrees to provide S-L with such reasonable access to these facilities as is required in order to carry out S-L's obligations under the Supply Agreement and S-L shall not do anything or refrain from taking any action that would cause BCB to be in breach of the terms of the leases of either the Wilson or Tampa facility, or the acknowledgements/consents delivered by the landlords of such facilities in connection with the use by S-L thereof. In addition, S-L shall:

          (i) obtain Cott's written approval prior to making any changes to the configuration of any of the equipment or the portion of any of the facilities that is occupied by S-L that would affect the filling operations conducted in such facilities by Cott; and

          (ii) provide reasonable advance written notice to Cott's plant manager that representatives of any customers of S-L will be attending at any of such facilities at the request or invitation of S-L and S-L agrees not to disclose any information to any of its customers that would reasonably be considered confidential or proprietary to Cott.

8.   OPTION TO PURCHASE.

     In the event of the early termination or expiration of the Supply Agreement, BCB has the option to purchase the assets in accordance with Section
2.1.8 of Schedule A. Such option shall be exercisable by BCB by delivery of a written notice to S-L:

     (a)  not later than seven (7) days following the end of the Term; or

     (b) if this Agreement is terminated prior to the end of the Term, not later than sixty (60) days following the date of termination.

If BCB elects not to purchase some or all of the assets, BCB agrees to provide S-L a reasonable period of time to remove and relocate the assets.

9.   HIRING OF EMPLOYEES.

     (a) S-L agrees to use its best efforts to hire certain of BCB's employees as set forth in Section 2.1.9 of Schedule A, all subject to the other relevant terms and conditions of Schedule A.

     (b) BCB agrees to provide S-L will all relevant files and data regarding such employees and agrees to fully cooperate with S-L to the extent S-L must indemnify, defend and save harmless BCB pursuant to the last paragraph of Section 2.1.9 of Schedule A.

10.  BULK SALES LAW.

     In connection with the transactions contemplated hereby, S-L waives compliance with the provisions of any applicable bulk sales law provided that BCB and CC agree to



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indemnify , defend and save harmless S-L from any liability incurred as a result of the failure to so comply.

11.  SALES AND USE TAX.

     All sales (including, without limitation, bulk sales) use, value added, documentary, stamp, gross receipts, registrations, transfer, conveyance, excise, recording, and other similar taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement shall be borne by S-L.

12.  MISCELLANEOUS.

     (a) This Agreement made between S-L and Cott shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto, but, other than in connection with a sale of the business of any of such parties to any person other than a competitor of the other party, neither Cott nor S-L shall assign any right or interest in this Agreement or delegate any obligation under this Agreement without prior written consent of the other party, which consent may be arbitrarily or unreasonably withheld by such party in its sole and unfettered discretion. Any attempted assignment or delegation, other than in connection with a sale of the business of any of any of such parties to any person other than a competitor of the other party, without permission shall be wholly void and ineffective for all purposes.

     (b) This Agreement, including the Memorandum, Schedule A, and the Supply Agreement of even date herewith represent the entire Agreement among S-L, BCB and CC. The terms and conditions of this Agreement, including the Memorandum, Schedule A, and the Supply Agreement of even date herewith, supersede and are in lieu of any and all other prior agreements and understandings or representations between the parties. If there is any express conflict between the terms of this Agreement and the terms of the Memorandum or Schedule A, the terms of this Agreement shall govern. Notwithstanding the foregoing, any confidentiality agreements previously entered into between the parties shall survive in accordance with their respective terms.

     (c) No changes in or additions to this Agreement shall be made or be binding on any party unless made in writing and signed by each party to this Agreement.

     (d) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     (e) Captions are utilized herein only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. Each



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          of the parties hereby attorns to the non-exclusive jurisdiction of the courts of the State of Michigan.

     (g) Each of the parties hereto will pay and discharge its own expenses and fees in connection with the negotiations of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     (h) All notices, request, demands, consents and communications necessary or required under this Agreement shall be made in the manner specified in Section 18.1 of the Supply Agreement.

     (i) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     (j) Unless otherwise expressly indicated, all dollar amounts in this Agreement refer to lawful currency of the United States.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SCHMALBACH-LUBECA PLASTIC CONTAINERS USA, INC.


                                  By: /S/ James M. McElyea
                                      ----------------------------------------
                                      Name: James M. McElyea
                                      Title: VP, General Counsel and Secretary

                                  BCB USA CORP.


                                  By: /S/ Mark Halperin
                                      ----------------------------------------
                                      Name: Mark Halperin
                                      Title: SVP and Secretary

                                  COTT CORPORATION


                                  By: /S/ Mark Halperin
                                      ----------------------------------------
                                      Name: Mark Halperin
                                      Title: SVP, General Counsel and Secretary






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                                  SCHEDULE 3(b)



PREFORM PRICE

Made with Cott Resin @ $    O    [CONFIDENTIAL TREATMENT REQUESTED]

            3L              O    [CONFIDENTIAL TREATMENT REQUESTED]
            2L              O    [CONFIDENTIAL TREATMENT REQUESTED]
            2L              O    [CONFIDENTIAL TREATMENT REQUESTED]
            1L              O    [CONFIDENTIAL TREATMENT REQUESTED]


Made with S-L Resin

        All sizes         $    O    [CONFIDENTIAL TREATMENT REQUESTED]

Any S-L Resin          =       O    [CONFIDENTIAL TREATMENT REQUESTED]

Any Cott Resin         =  $    O    [CONFIDENTIAL TREATMENT REQUESTED]

Regrind/Reclaim        =  $    O    [CONFIDENTIAL TREATMENT REQUESTED]

Encon Preforms         =       O    [CONFIDENTIAL TREATMENT REQUESTED]


Reusable Packaging     $    O    [CONFIDENTIAL TREATMENT REQUESTED]
GAYLORDS AND LIDS      subject to adjustment for quantity and condition
TIER SHEETS            evaluated jointly
WOOD PALLETS
TOP FRAMES




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                                   EXHIBIT "C"


            Asset Sale from Cott Beverages USA to Schmalbach-Lubeca

                                                             ACCUM.         NET
                                            ORIGINAL         DEPREC.        BOOK
LOCATION        DESCRIPTION                   COST           MAR-00         VALUE
Leland, NC      Injection Molding Assets   7,503,095.05   1,256,417.21   6,246,677.84
Leland, NC      Leasehold improvements       187,910.54      75,823.55     112,086.99
Leland, NC      Furniture                     47,508.36      25,653.59      19,854.77
San Antonio TX  Blow Molding Assets        2,855,544.70     237,987.77   2,617,556.93
Tampa, FL       Blow Molding Assets        3,518,529.56     482,244.27   3,036,285.29
Wilson, NC      Blow Molding Assets        2,688,664.79     430,397.85   2,258,266.94
                                          -------------   ------------  -------------
TOTAL                                     16,799,253.00   2,508,524.24  14,290,728.76
                                          =============   ============  =============